Evergreen Marketing, Inc.
2035 Westwood Blvd. #210
Los Angeles, CA 90025
(310)470-7788

THIS SERVICE AGREEMENT is entered into on 10/06/09 (herein the "Effective Date") between Evergreen Marketing, Inc. and Caleco Pharma Corp. for shareholder awareness services related to Caleco Pharma Corp.(OTCBB: CAEH). Caleco Pharma Corp. herein may be referred to as “CLIENT.”

A. Evergreen Marketing, Inc. provides consulting and marketing services in connection with CLIENT’s ongoing business activities.

B. CLIENT employs the services of Evergreen Marketing, Inc. to provide consulting and marketing services, as defined below, and Evergreen Marketing, Inc. to provide such services to CLIENT.

NOW, THEREFORE, for the mutual promises, representations, warranties and covenants contained herein, the parties agree as follows:

AGREEMENT

1. Consulting and Marketing Services. Evergreen Marketing, Inc. shall provide the following services throughout the term of this Agreement (collectively the "Consulting and Marketing Services”):

1.1 Corporate consulting and promotion including, but not limited to, e-mail database distribution and at least two (2) taped Green Baron CEO webcasts available at www.thegreenbaron.com.

1.2 Evergreen Marketing will conduct the webcast interviews with a senior director or representative of Caleco Pharma Corp. at a time to be determined within the next 90 days. The webcast interviews are typically about 10 to 20 minutes in length, and it is preferable that the interviews are conducted with the CEO, President, Chairman, or founder. Evergreen Marketing will provide a list of suggested webcast interview questions prior to each interview.

1.3 Evergreen Marketing will furnish the CLIENT or Public Relations representative associated with CLIENT suggested press releases to announce details of the webcast. Evergreen Marketing will also alert its opted in members of The Green Baron Report of the webcast through a separate email and on the marquee of its website(s).

1.4 Evergreen Marketing plans to introduce Caleco Pharma Corp. (BB: CAEH) to its members in The Green Baron Report as its 81st Green Baron “Stock Pick” on or about Tuesday, October 13, 2009 and the stock will be added to its list of previously fully profiled “Stock Picks” on the home page at TheGreenBaron.com. The profile report will focus on the positive developments of the Company and its business plan, and will be emailed to all opt in members in Evergreen Marketing’s databases.

1.5 Evergreen Marketing will update its members on newsworthy developments of Caleco Pharma Corp. through email distributions to its members and updates in the marquee on the website for a period that will last at least 90 days from the date of our initial profile.

1.6 All webcast interviews with CLIENT will also be available on Evergreen Marketing’s affiliated stock awareness website at www.strictlystocks.com for at least 180 days.

1.7 Evergreen Marketing will contract independently with a third party to ensure that accurate positive information is disseminated on financial message boards for a period no less than two weeks.

1.8 In performing its services under this Agreement, Evergreen Marketing, Inc. will not make use of spam e-mails or spam faxes or any other improper or manipulative promotional methods or activities and shall not engage any subcontractor involved in such activities.

1.9 Evergreen Marketing, Inc. shall not distribute any materials or make any representations about the Client, its business or prospects other than as set out in the public filings of the Client without the prior written approval of a representative of the Client

2. Evergreen Marketing, Inc. may disseminate a corporate profile of CLIENT’s corporation and operational practices to potential shareholders, the investment community, including, but not limited to The Green Baron Investors Society database and The Green Baron Report database.

2.1 For the period commencing upon the date of this agreement report and continuing for a period of at least 90 days (herein "Consulting Term") from the release date of email referencing CAEH to its databases and posting on TheGreenBaron.com website. Evergreen Marketing, Inc. shall render Consulting and Marketing Services, as directed, verbally or in writing, to CLIENT in connection with said CLIENT's business.

2.2 During the term of this Agreement Evergreen Marketing, Inc. has no and shall not assert any ownership interest to the business names or trademarks of CLIENT.

3. Nondisclosure.

3.1 Evergreen Marketing, Inc. covenants and agrees to use any Confidential Information, as described below, released to Evergreen Marketing, Inc. from client solely for the purpose of performing its consulting services hereunder. Evergreen Marketing, Inc. covenants and agrees not to use the Confidential Information for any competitive purpose or in any manner that may damage Client and shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent unauthorized use, dissemination, or publication as Evergreen Marketing, Inc. uses to protect its own proprietary confidential information. This covenant not to disclose Confidential Information shall be effective during and for one (1) year after the termination of this Agreement.

3.2 "Confidential Information" shall include any information transferred from Client to Evergreen Marketing, Inc. in connection with its Consulting and Marketing Services, in written form, in code or electronically including any information concerning TECHNICAL DATA, PROCESSES and PROCEDURES, DESIGN SPECIFICATIONS, DATABASE INFRASTRUCTURE, BUSINESS MODELS, MARKET STRATEGIES, SOFTWARE AND FIRMWARE, TRADE SECRETS OR

KNOW-HOW.

3.3 Confidential Information does not include information that:

3.3.1 Evergreen Marketing, Inc. can prove was in its possession at the time of the disclosure by the disclosing party, or

3.3.2 is currently, or becomes publicly known through no fault of Evergreen Marketing, Inc., or

3.3.3 is received from a third party without similar restrictions and without breach of this Agreement, or

3.3.4 is approved for release by written authorization of client subsequent to this Agreement, or

3.3.5 is independently developed by Evergreen Marketing, Inc. without the use of any Confidential Information.

4. Compensation. Evergreen Marketing, Inc. shall receive as compensation for its Consulting and Marketing Services the following:

4.1 It is agreed that Evergreen Marketing, Inc. will receive U.S.$10,000 cash and 60,000 common shares (the "Shares") of Caleco Pharma Corp. (BB: CAEH) for services listed in this agreement. All compensation must be received prior to release of the initial profile to databases. Cash should be wired to the following account:

U.S. Bank
98 South Galena
Dixon, IL 61021
(815) 288-3315
FBO Account title: Evergreen Marketing, Inc.
Acct. #XXXXXXXXXXXX
Routing # XXXXXXXXX

Restricted shares should be titled Evergreen Marketing, Inc. and express mailed to:

Evergreen Marketing, Inc.
2035 Westwood Blvd. #210
Los Angeles, CA 90025

4.2 Evergreen Marketing, Inc. Accredited Investor Status

(a) Evergreen Marketing, Inc. acknowledges and agrees that the Shares are being issued pursuant to an exemption from the registration requirements of the Securities Act and as such will be restricted shares and will bear the following legend.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION D PROMULGATED

UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT.”

(b) Evergreen Marketing, Inc. represents that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(c) Evergreen Marketing, Inc. acknowledges that it has had full opportunity to review the Client's periodic filings with the SEC and has experience in investing in speculative securities.

5. Termination. Either party prior to the expiration of the Consulting and Marketing Term may terminate this Agreement as follows:

5.1 Immediately at anytime so long at it is by mutual written consent of both parties.

6. Relationship of the Parties. Evergreen Marketing, Inc. shall be an independent contractor and not an employee or agent of CLIENT or CLIENT’s Company. Nothing herein contained, or otherwise, shall be deemed to place or is intended to have the effect of rendering Evergreen Marketing, Inc. in a relationship with CLIENT or CLIENT’s Company as one other than an independent contractor, and for no purpose shall CLIENT or CLIENT’s Company and Evergreen Marketing, Inc. be deemed, respectively, employer and employee. Subject to consultation with Client, Evergreen Marketing, Inc. shall at all times have full power and control respecting the mode and details of performing the services described in this Agreement. It is understood by the parties that no duty on the part of CLIENT shall arise to pay any sums on behalf of or for the benefit of Evergreen Marketing, Inc. relating to withholding taxes, unemployment compensation insurance, disability insurance, Social Security contributions or any other similar amounts or contributions customarily payable by virtue of an employment relationship. Evergreen Marketing, Inc. shall be responsible for all such obligations described in the preceding sentence, shall be responsible for making any required reports or disclosures to federal, state or local taxing authorities regarding Evergreen Marketing, Inc's income and expenses and shall defend, indemnify and save harmless CLIENT from any and all liability arising from Evergreen Marketing, Inc's failure to make such payments and reports in a timely and proper fashion.

7. Indemnification. Evergreen Marketing, Inc. and CLIENT for each of themselves hereby agrees to indemnify and hold harmless each other and each of their officers, directors, shareholders, agents, representations and employees ("Indemnities") for any suit, claim a, action, obligation or liability affecting the Indemnities arising from the negligent acts of the other or their agents or arising from any intellectual property infringement by the other or their agents in connection with this Agreement.

8. Severability. If any provision of this Consulting and Marketing Agreement is for any reason unenforceable or void as set forth herein, such provision shall be deemed modified and severed from the balance of this Agreement to the extent required to eliminate only such portions or applications as are either unenforceable or void, but otherwise shall remain in full force and effect.

9. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered or certified mail, postage prepaid, to the following address:

Evergreen Marketing, Inc.
2035 Westwood Blvd.
#210 Los Angeles, CA 90025

Either party may change the address for giving of notices by notice given pursuant to this Paragraph. Should a dispute arise that requires litigation or arbitration, it shall take place in the state of California.

10. Further Assurances. Each party agrees to cooperate with the other, and to execute and deliver, or cause to be executed and delivered, all such other instruments and documents, and to take all such other actions as may be reasonably requested of it from time to time, in order to effectuate the provisions and purposes of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as October 6, 2009

Caleco Pharma Corp.

Print name: John Boschert         Date. 10/06/09

Authorized Signature: /s/ John Boschert

Title: President

Evergreen Marketing, Inc.

Print name: Matthew Chipman      Date. 10/06/09

Authorized Signature: /s/ Matthew Chipman

Title: VP / Editor in Chief